UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2003

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-22803	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Item	5. Other Events and Regulation FD Disclosure.

On February 26, 2003, the Company obtained an accounts receivable purchasing facility for up to an aggregate of $1.5 million from First Capital Corporation, an Oklahoma-based lender which does business in California as FC Commercial Corporation. The credit facility will be used by the Company for ongoing working capital requirements and allowed the Company to completely pay off its previous asset-based credit facility with Wells Fargo Commercial Credit, Inc. A copy of the press release issued by the Company concerning the accounts receivable purchasing facility is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item	7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press Release dated March 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

March 10, 2003	/s/ Nicholas Rosier
Nicholas Rosier, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release dated March 10, 2003.	5